Exhibit 10.3

IWAVE 1 Confidential I Dated: 1st of August 2013

MESSAGING SERVICES AGREEMENT

IWave, Inc. | TelUPay (Philippines) Inc.

©2013 IWave

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

This Messaging Services Agreement (the "Agreement")

dated the 1st August 2013.

is made and entered into between

IWave Inc., a Company registered in Philippines and whose registered office is situated at 9/F Philippine AXA Life Centre, 1286 Sen. Gil J. Puyat Avenue, 1200 Makati City, Philippines, duly represented by Mr. Cezar P. Gaon, President & COO, hereinafter referred to as "IWave",

and

TelUPay (Philippines), Inc., a company registered in the Philippines and whose registered office is at 6th Floor, King's Court II Building, 2129 Chino Roces Avenue corner Dela Rosa Street, Makati City, Philippines and duly represented by Rosariot D. Carrillo hereinafter referred to as "CLIENT", and together with IWave, the "PARTIES"

Whereas

(A)   IWave represents INFOBIP, a company which runs the business of international messaging services

(B)   CLIENT intends to avail such messaging services from IWave

Now therefore, the PARTIES hereby agree as follows:

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

1.        DEFINITIONS

In this Agreement, unless the context otherwise requires, the following definitions shall apply:

"Affiliate(s)" means (i) subsidiary or parent company of the Party to this Agreement, or (ii) any other entity whose assets are linked with either Party to this Agreement, or (iii) any entity controlled or controlling either Party to this Agreement. or (iv) any entity directly or indirectly controlled or controlling any subsidiary or parent company of either Party to this Agreement. For these purposes, an entity shall be treated as being controlled by another if that other entity has fifty per-cent (50%) or more of votes in such entity, is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

"Agreement" means this Messaging Services Agreement, the Addenda and Schedules set forth in this Messaging Service Agreement, attached hereto and made a part hereof, and any subsequent Addenda, Schedules, or Service Order Forms executed by the Parties, as such may be amended from time to time by written agreement between the Parties;

"Chargeable Event" means SM$ sent by CLIENT to IWAVE which is subject to Successful Submit by IWAVE to destination Network Operator;

"CLIENT Content" means any information, data, or messages provided to IWAVE by or on behalf of the CLIENT, any Third Party Provider. or an End-User using CLIENT Services for transmission by IWAVE to a Network Operator;

"CLIENT Covered Claim" has the meaning as defined in Section 16 hereof;

"CLIENT Services" means the service(s) operated by CLIENT for distributing or sending CLIENT Content to End-Users; "Commencement Date" means the date when this Agreement is signed by and becomes binding on the parties; "Disclosing Party" means as set out in Section 9 hereof;

"Dispute Notification" means the notification of dispute regarding the invoiced amounts given by the CLIENT to IWAVE in accordance with Clause 4.5 hereof;

"Due Charges" means the undisputed portion of the payment owed by the CLIENT to IWAVE for the services rendered under this Agreement as described in detail in Section 4 hereof;

"End-User" means any customer of the CLIENT who uses CLIENT Services in order to receive CLIENT Content;

"IWAVE Charges" means amount payable by CLIENT to IWAVE for use of IWAVE Services as described in details in Schedule 1 to this Agreement;

"IWAVE Data" means data which is provided or generated in the course of provision of IWAVE Services;

"IWAVE Rights" means all Intellectual Property Rights owned by or licensed to IWAVE prior to or after the Commencement Date, including but not limited to those Intellectual Property Rights involved in any aspect of IWave Services, Platform or any device, software or data used in connection therewith, including without limitation the IWAVE Data;

"IWAVE Services" means mobile infrastructure services and/or other services provided by IWAVE to the CLIENT as expressly described in Schedule 3 hereof ("Service Description") and each Service Addenda attached hereto or mutually executed by the Parties;

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

"Intellectual Property Rights" means all copyright (including but not limited to rights in computer software), patents, trademarks, trade names, trade secrets, registered and unregistered design rights, database rights and topography rights. all rights to bring an action for passing off, any other similar form of intellectual property or proprietary rights, statutory or otherwise, whether registerable or not and shall include applications for any of them, all rights to apply for protection in respect of any of the above rights and all other forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

"Messaging Transaction" or "SMS" means the short text message sent to and from 'telephones which text comprises words or numbers or an alphanumeric combination up to one hundred and sixty (160) characters;

"MT" or "Mobile Terminated" shall mean the short text message sent by IWAVE from the Platform to a Network Operator's mobile network and finally to End-Users telephone devices which text comprises words or numbers or an alphanumeric combination up to one hundred and sixty (160) characters;

"Network Operator" means any company operating a GSM-based mobile telephony network, offering mobile telephony services to its subscriber base;

"Network Operator Change" means any change in the services, prices, conditions or terms for services provided to IWAVE or the CLIENT by a Network Operator;

"Operator Network" means the infrastructure, software and hardware enabling a Network Operator to support wireless communications between and among its subscribers and third parties;

"Platform" means the mobile application services platform and any associated systems, network connections and interfacing capabilities, owned and operated by IWAVE or by suppliers or partners of IWAVE which is used to provide IWave Services;

"Prepaid Charge" if applicable, means an amount payable by CLIENT to IWAVE in advance of IWAVE performing IWAVE Services for which IWAVE Charges are applicable, as set forth in any Addenda or Schedule hereof;

"Privacy Laws" has the meaning as set-out in Clause 6.2 hereof;

"Proprietary Information" has the meaning as given in Section 9 hereof;

"Protocol Specification" means the protocols to be used by the CLIENT in order to access IWAVE Services, as the CLIENT shall be notified by IWAVE from time to time;

"Receiving Party" means as set out in Section 9 hereof;

"Service Interface" means the method to be used by the CLIENT to connect to the Platform;

"Service Level Agreement" or "SLA" means an Addendum attached hereto or mutually executed by the Parties and attached to and made a part of this Agreement, specifying IWAVE Services to be provided to CLIENT;

"Schedule" means the schedule(s) attached to this Agreement from time to time by mutual agreement of the Parties that (i) describes the Services; (ii) details fees and charges for the Services and administration costs related thereto, and (iii) any other terms and conditions or Addendum relevant to matters contemplated by this Agreement;

"Service Specifications" means IWave documentation detailing the features of IWAVE Services; "SPAM SMS" has the meaning as given in Clause 6.3 hereof;

"SPAM SMS" has the meaning as given in Clause 6.3 hereof;

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

"Successful Submit" means IWave accepts the SMS sent from the CLIENT and validate the SMS before submitting SMS for onward routing. IWAVE shall return Successful Submit to the CLIENT to register SMS has been successfully submitted for routing SMS which does not pass IWAVE's validation tests are rejected and error message returned to the CLIENT and SMS not charged;

"Taxes" means any federal, state, local or foreign government tax, fee, duty, surcharge, or other tax-like charge that is required or permitted by applicable law to be collected from the CLIENT by IWAVE for the rendered IWave Services;

"Term" means the duration of this Agreement, as set forth in Section 3 of this Agreement;

"Third Party" means any and all persons or entities not a Party to this Agreement;

"Third Party Provider" means any Third Party that has entered into an agreement with CLIENT to provide any or all of the CLIENT Services.

2.        SCOPE OF AGREEMENT

2.1        At the request of CLIENT, IWave has agreed to provide CLIENT with the IWave Services, subject to and based upon the terms and conditions contained hereunder.

2.2        IWave shall notify the CLIENT in writing of Network Operator Change within 48 hours from IWAVE's notification by the Network Operator of the Network Operator Change.

3.        TERM AND TERMINATION

3.1        This Agreement shall become effective on Commencement Date and shall, unless sooner terminated as provided below or extended as provided for in Item 3.2, remain in effect for twelve (12) months after the Commencement Date.

3.2        This Agreement shall automatically and continuously be renewed for a successive twelve (12) months period, unless either Party provides written notice of termination at least thirty (30) days prior to the expiration of the term mentioned above in Clause 3.1 or any of the successive periods following thereon.

3.3        Either Party may terminate this Agreement upon written notice to the other Party:

3.3.1        Immediately, in the event the other Party becomes insolvent, files a petition for bankruptcy or makes an assignment for the benefit of its creditors;

3.3.2        Immediately, if either Party materially breaches its obligations under this Agreement and if curable, fails to cure the breach within three (3) days after receiving written notice.

3.4        CLIENT shall be entitled to terminate in writing this Agreement

3.4.1        If IWAVE purports to amend this Agreement unilaterally, provided that such notice of termination is provided to IWave no later than fourteen (14) days from the date on which CLIENT is notified of the projected amendment.

3.5        IWAVE shall have the right- at its sole discretion- to terminate this Agreement immediately by providing the CLIENT with as much prior notice as reasonably practicable in the event that:

3.5.1        One or more of the Network Operators upon which the provision of IWave Services hereunder is dependent terminates its provision of services to IWave and no other network operator is available to provide the IWave Services; or

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

3.5.2        Any modification to IWAVE's existing Network Operator contracts, to the Mobile Marketing Association Code of Conduct. or any change in all applicable foreign, federal, state, and local laws, rules and regulations as they may be amended from time to time, which makes the rendering of IWave Services illegal or contrary to a law, regulation, or the Mobile Marketing Association Code of Conduct

4.        PRICE, PAYMENT AND SERVICES

4.1        All payments by CLIENT to IWave in respect of the IWave Services shall be made in accordance with terms set out in this Section 4 and Schedule 1 hereof.

4.2        Payments shall be made based on the monthly statement of the logs generated from IWAVE's data which indicate the volume of CLIENT Content successfully submitted to IWave Platform for the delivery to the End-Users.

4.3        The invoice and/or statement set forth in Schedule 1 which will be paid by the CLIENT shall include the following amounts:

4.3.1        All charges and fees relating to such payments (including, without limitation, those levied by the paying and payee bank or other financial institutions); and

4.3.2        Any applicable Taxes, which shall be paid in addition at the rate and in the manner required by law.

Upon payment of relevant taxes proof thereof shall be furnished the CLIENT within 5 days from payment thereof without need of demand.

4.4        Suspension for non-payment. In the event that Due Charges have not been paid by the CLIENT, then IWAVE shall after written notice to the CLIENT be titled to suspend (i.e. stop) the rendering of IWave Services until full due payment has been made by the CLIENT. There shall be no suspension of services in case there is a dispute involving Section 4.3 and the same has not been resolved as provided for in Section 4.6.

4.5        Late Payment Charge. In the event that any undisputed amount due under this Agreement is not paid on the due date for payment and no notice of dispute is sent by CLIENT, IWAVE will notify the CLIENT of such delay in payment and shall be entitled to charge a late payment charge of one per cent (1%) monthly or twelve per cent (12%) annually from the date due or from any extended grace period given until such amount is paid.

4.6        Dispute Notification and Resolution. The Parties agree to the dispute resolution procedures as follows:

In the event the CLIENT disputes in good faith any "portion of IWAVE's invoice, the CLIENT may withhold payment for such amounts until the dispute is resolved as stipulated herein., However it must pay all undisputed amounts on the due date or within the grace period given by IWAVE if any. CLIENT shall inform IWAVE of the dispute within seven (7) days from the date of receipt of the invoice ("Dispute Notification").

The Parties will exercise reasonable efforts to resolve the dispute within thirty (30) days from the date of the Dispute Notification. In the event that the Parties are not successful in resolving the dispute pursuant to this provision, the parties are entitled to refer such dispute to a court of competent jurisdiction under Section 13 hereof.

5.        OBLIGATIONS OF THE CLIENT

5.1        CLIENT represents and warrants to IWAVE that:

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

5.1.1        It has the power and authority to enter into this Agreement and to perform its obligations hereunder, including providing the CLIENT Content in the manner described in this Agreement;

5.1.2        It is under no contractual or other legal obligation, which shall in any way interfere with its full, prompt and complete performance of its obligations hereunder;

5.1.3        None of the CLIENT Content, the Client Services or the provision of the IWAVE Services contravene any applicable law, regulation or code;

5.1.4        It will assist in the compliance by any of its agents, subcontractors, Third Party Providers or Affiliates (and their employees, agents or representatives), with all applicable laws, regulations and codes relevant to the CLIENT Content, CLIENT Services and IWAVE Services; and

5.1.5        It will not use IWAVE Services in a way which is fraudulent, unlawful or unauthorized.

5.2        CLIENT shall conform to the Protocol Specification for the relevant Service Interface as provided to CLIENT by IWAVE.

5.3        CLIENT shall connect only to the Service Interface specified for CLIENT by IWAVE using only the names and passwords provided to CLIENT by IWAVE.

5.4        CLIENT shall designate in Schedule 2 CLIENT employees who will act as technical, financial and commercial coordinators and IWAVE's contact points in order to coordinate the delivery of the IWAVE Services, and inform IWAVE in writing of any future changes to such coordinators.

5.5        CLIENT shall ensure that the coordinators specified in Schedule 2 and each member of the CLIENT personnel (including employees and contractors) follow the service administration and fault reporting procedures provided to CLIENT by IWAVE.

5.6        CLIENT shall supply complete and accurate instructions and information to IWAVE, sufficient for the performance of the IWAVE Services, in accordance with such timescales as IWAVE may reasonably require.

5.7        CLIENT shall provide all reasonable assistance to IWAVE, including providing copies of relevant documentation, books and records, in connection with CLIENT or IWAVE's compliance with any requirements or conditions which are at any time imposed by any law and/or governmental or other relevant state authority and which are applicable to or affect the CLIENT Services, CLIENT Content and/or IWAVE Services.

5.8        CLIENT shall provide any governmental or other relevant state authority or IWAVE (free of any charge) with such information or material relating to the CLIENT Services or a future CLIENT Service as any Governmental Body may reasonably request in order to carry out any investigation in connection with (i) the CLIENT Services or (ii) CLIENT's relationship with IWAVE or with a Third Party Provider.

5.9        CLIENT shall be solely responsible for its Third Party Providers and subcontractors and their compliance with the terms of this Agreement. CLIENT agrees that IWAVE shall not be responsible for making any payments to any Third Party Provider or CLIENT subcontractor.

6.        MESSAGE CONTENTS AND ANTI SPAMMING POLICY

6.1        CLIENT will be solely responsible for any legal liability arising out of or relating to the CLIENT Content and CLIENT Services (whether transmitted on its own or on any Third Party's behalf). If IWAVE is notified or otherwise becomes aware of CLIENT Content which violates the requirements of this Agreement, IWAVE may (but shall not be required to) investigate the allegation and determine, in its sole discretion, whether to remove or to request removal of such CLIENT Content from the CLIENT Services. If CLIENT refuses such request, IWAVE may (but shall not be required to), in its sole discretion immediately block CLIENT Content, suspend CLIENT Services, or terminate this Agreement. IWAVE shall not be liable for any damages (including any consequential loss) incurred by CLIENT because of any action taken in accordance with this Section 6, unless there is fault or negligence on the part of IWAVE, its employees, agents or authorized representative.

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

6.2        CLIENT shall ensure that its collection, access, use and disclosure of End-User information comply with all applicable foreign, federal, state, and local laws, rules and regulations as they may be amended from time to time, laws governing marketing by telephone, direct mail, email, wireless text messaging, fax, and any other mode of communication (collectively, "Privacy Laws"). CLIENT shall at all times perform its obligations hereunder and make the CLIENT Services and CLIENT Content available in compliance with and in such a manner as not to cause IWAVE to be in material violation of any applicable laws or regulations, including any Privacy Laws.

6.3        CLIENT agrees that CLIENT and its Third Party Providers will not offer or provide CLIENT Services, or use IWAVE Services in a way, that (collectively "SPAM SMS"):

6.3.1        Transmit or allow to be transmitted any CLIENT Content that violates the requirements of any Network Operator through which CLIENT Content is transmitted;

6.3.2        Transmit or allow to be transmitted any CLIENT Content that is false, inaccurate, misleading, unlawful, harmful, threatening. abusive, harassing, tortuous, defamatory, vulgar, obscene, invasive of another's privacy, hateful, or racially, ethnically, or otherwise objectionable;

6.3.3        Transmit or allow to be transmitted any CLIENT Content that harms minors in any way;

6.3.4        Transmit or allow to be transmitted any CLIENT Content that it does not have a right to make available under any law or under contractual or fiduciary relationships;

6.3.5        Transmit or allow to be transmitted any CLIENT Content that infringes any patent, trademark. trade secret, copyright, or other proprietary rights or rights of publicity or privacy of any party;

6.3.6        Utilize any unsolicited or unauthorized advertising, promotional materials, "junk mail", "spam", or any other forms of solicitation;

6.3.7        Violate any codes or standards of practice published or endorsed by the GSMA Association or the Mobile Marketing Association;

6.3.8        Interfere with or disrupt IWAVE Services or servers or Network Operator networks connected to the IWAVE Services, or disobey any requirements, procedures, policies, or regulations of networks connected to IWAVE Services;

6.3.9        Transmit or utilize any (a) viruses, worms, Trojan horses, or other code that might disrupt, disable, harm, erase memory, or otherwise impede the operation, features, or functionality of any software, firmware, hardware, wireless device, computer system or network, (b) traps, time bombs, or other code that would disable any software based on the elapsing of a period of time, advancement to a particular date or other numeral, (c) code that would permit any third party to interfere with or surreptitiously access any End-User personal information, or (d) content that causes disablement or impairment of IWAVE or Network Operator services or equipment.

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

6.3.10        Intentionally or unintentionally violate any applicable local, state, national or international law. or any regulations having the force of law;

6.3.11        Collect or store personal data about End-Users in connection with the prohibited conduct and activities set forth hereinabove.

6.4        Upon written request from IWAVE, CLIENT shall as soon as practicable, with reasonable detail provide:

6.4.1        Certification of compliance with this Section 6 by the CLIENT, and

6.4.2        Volume forecasts for use of IWAVE Services, anticipated CLIENT support information and such other relevant information that IWAVE may reasonably request concerning future CLIENT Services (provided that any forecasts given will not be contractually binding and/or oblige the CLIENT to purchase and/or order IWave Services).

6.5        The Parties agree to work together in good faith to establish CLIENT Services and IWave Services.

7.        SUSPENSION OF SERVICES

7.1        IWave may- in its sole discretion but for justifiable grounds- suspend the rendering of any or all of the IWave Services at any time in the event that:

7.1.1        It is required to do so by law;

7.1.2        IWAVE is entitled to terminate this Agreement as provided under Section 3 hereto;

7.1.3        IWAVE is obliged or advised to comply with an order, instruction, directive or request of a governmental be other relevant state authority or Network Operator which necessitates that it does so, in the judgment of IWAVE. IWave shall notify the CLIENT of the reasons for such suspension within 24 hours from the receipt of such order, instruction, directive or request.

7.1.4        IWAVE has reason to believe that the CLIENT is in breach of any of its obligations under this Agreement;

7.1.5        One or more of the Network Operators upon which the provision of IWAVE Services hereunder is dependent suspends its provision of those services to IWAVE; or

7.1.6        Subject to Section 4 hereto any payment due to IWave hereunder is not paid after the due date for payment.

7.2        IWAVE has no obligation to review or filter CLIENT Content, however, the CLIENT agrees that IWAVE and Network Operators shall have the right to access and review CLIENT Content transmitted through the IWAVE Services as necessary to identify a potential breach of the terms of this Agreement, including Section 6 hereto. To the extent that IWAVE discovers an actual or potential breach. IWave may suspend its Services to CLIENT for as long as it deems necessary, in its sole discretion, to ensure compliance with this Agreement by CLIENT. Any CLIENT Content viewed by IWave in accordance with this Section 7 will be kept confidential.

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

7.3        Where IWAVE determines in its discretion it is practicable to do so, then IWAVE shall put into effect any such suspension only in respect of those CLIENT Services which are affected by the matters referred to in this Section 7. IWAVE shall notify CLIENT within 12 hours from the occurrence of any of the events stated under Section 7 of any impending suspension of the CLIENT Services affected under this Agreement.

7.4        Should CLIENT's account utilized in the provision of IWAVE Service be inactive through a period of 6 (six) months it remains in IWAVE's discretion to suspend IWAVE Services to the CLIENT. Absence of any Chargeable Events through the period of 6 (six) months shall be considered as inactivity subject to suspension.

CLIENT can reactivate its account with a request to IWAVE sent 3 (three) working days prior to required reactivation.

8.        IWAVE SUPPORT, SYSTEM, MAINTENANCE

8.1        IWave shall provide the username and the password required to use IWAVE Services to the CLIENT.

8.2        IWave shall use commercially reasonable efforts to make its appropriate technical personnel available to the CLIENT in order to assist the latter as needed to resolve any network problem within the targeted resolution period.

8.3        All problems reported shall be in English unless otherwise agreed to in writing by the Parties.

8.4        IWAVE shall notify CLIENT of scheduled maintenance of the IWAVE Messaging Platforms or Network. IWave will use commercially reasonable efforts to notify CLIENT of schedule downtime outside its maintenance windows.

9.        CONFIDENTIALITY

9.1        Each Party may make available or otherwise disclose to the other Party during the negotiation or performance of this Agreement certain business information, including information that is proprietary to a Third Party. Except as otherwise stated herein, all such information shall be considered the confidential and proprietary information of the Party disclosing such information ("Disclosing Party") if when disclosed in writing or orally, it is clearly identified as confidential or proprietary ("Proprietary Information"). For the purposes of this Agreement, Receiving Party shall mean the Party and its employees, advisors and Affiliates to whom Proprietary Information is disclosed ("Receiving Party").

9.2        Proprietary Information shall not include:

9.2.1        Information that was independently developed by the Receiving Party without reference to or knowledge of the Disclosing Party's Proprietary Information;

9.2.2        Information that was known to the Receiving Party prior to disclosure by the Disclosing Party and that is free from any obligation to keep it confidential;

9.2.3        Information that is within the public domain through no action on the part of the Receiving Party;

9.2.4        Information that was received from a Third Party who was under no obligation to keep such information confidential.

9.3        Neither Party shall disclose the Proprietary Information of the other Party, except to its directors, officers, employee s, consultants and attorneys, or Affiliates who have a legitimate need to know such Proprietary Information for negotiation or performance of this Agreement and who have agreed to maintain the confidentiality of such Proprietary Information as provided herein.

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

9.4        If a demand under legal or regulatory authority of competent jurisdiction or a requirement of law for the discovery or disclosure of Proprietary Information is made known to the Receiving Party, the Receiving Party shall give the Disclosing Party notice of the demand or requirement prior to disclosing the Proprietary Information and shall, upon the request and at the expense of the Disclosing Party, obtain or cooperate in any efforts by the Disclosing Party to seek reasonable arrangements to protect the confidential and proprietary nature of such Proprietary Information.

9.5        The obligations described in this Section 9 shall survive the termination of this Agreement for a period of 5 (five) years.

9.6        Both Parties agree that a breach of any of the obligations set forth in this Section 9 would irreparably damage and create undue hardships for the other Party. Therefore, the non-breaching Party shall be entitled to immediate court ordered injunctive relief to stop any apparent breach of this Section 9, such remedy being in addition to any other remedies available to such non-breaching Party, including, but not limited to, damages

10.        INTELLECTUAL PROPERTY RIGHTS

10.1        Ownership of all IWAVE Rights shall vest in and remain with IWAVE. Subject to Clause 10.2 hereof, IWAVE does not by this Agreement grant CLIENT any right, title, license or interest in or to any IWave Rights, including any software or documentation, or in any related patents, copyrights, trade secrets or other proprietary intellectual property. CLIENT shall acquire no rights of any kind in or to any IWAVE trademark, service mark, trade name, logo or product or service designation under which IWAVE products or services were or are marketed (whether or not registered) and shall not use the same for any reason except as expressly authorized in writing by IWAVE prior to such use, but in no event for a period longer than the Term.

10.2        Notwithstanding the foregoing, IWAVE shall give license to the CLIENT for the duration of the Term to use of IWAVE Rights as is directly and unavoidably required by the CLIENT in order to be able to use the IWave Services (including any documentation or software which IWAVE makes available to the CLIENT for use pursuant to this Agreement) during the Term.

10.3        Any license granted under this Section 10 shall be non-transferable, non-sub licensable, nonexclusive and royalty free and shall be limited to the Term in respect of the IWAVE Services or CLIENT Services to which the license relates and shall be granted only for the purpose of fulfilling the respective Party's rights and obligations under this Agreement.

10.4        Neither Party shall reverse engineer, decompile or disassemble any software comprised in the other Party's Intellectual Property Rights.

10.5        CLIENT represents and warrants to IWAVE that no Third Party Intellectual Property Rights will be infringed during the provision of CLIENT Services and that the CLIENT Content does not infringe any Third Party Intellectual Property Rights. In the event that the CLIENT becomes aware that the CLIENT Services or any CLIENT Content is, or it likely to become the subject of an infringement claim, CLIENT must immediately notify IWAVE of this in writing and IWAVE may, in its sole discretion, cease providing IWAVE Services in relation to such CLIENT Content.

Likewise, IWAVE represents and warrants to CLIENT that no Third Party Intellectual Property Rights will be infringed during the provision of CLIENT Services. In the event that the IWAVE becomes aware that the CLIENT Services is, or it likely to become the subject of an infringement claim, IWAVE must immediately notify CLIENT of this in writing and CLIENT may, in its sole discretion, terminate this Agreement without any cost to it.

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

11.        NOTICES

Any notice or other communication required or permitted to be given under this Agreement shall be given in writing and delivered in person, sent via registered mail, sent via facsimile or electronic mail with machine generated confirmation of transmission or delivered by recognized courier service, without charge to the receiving Party at its address specified in Schedule 2 below, and shall be deemed effective upon receipt of such notice.

12.        MUTUAL COOPERATION

By signing this Agreement, the Parties acknowledge that problems and difficulties may arise from time to time. This being the case, the Parties agree to work together in a spirit of mutual co-operation to resolve and to use all reasonable endeavours to achieve a fair and equitable solution to any such problems and difficulties as may arise.

13.        GOVERNING LAW

This Agreement shall be governed by and construed in accordance with laws of Philippines and the parties hereto submit to the non-exclusive jurisdiction of the courts of Makati City for the purpose of enforcing any claim arising hereunder.

14.        INCORPORATION OF APPENDICES AND SCHEDULES

All appendices, addendums and schedules attached to this Agreement are integral parts of this Agreement and are incorporated into this Agreement by this reference.

15.        WARRANTIES / DISCLAIMERS

15.1        Each Party represents and warrants to the other Party that:

15.1.1        It has the full corporate right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

15.1.2        Its execution of this Agreement and performance hereunder do not and will not violate any agreement to which it is a party or by which it is bound; and

15.1.3        When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms.

15.2        CLIENT represents and covenants that neither CLIENT nor any Third Party Provider will access or use the IWave Services except in accordance with this Agreement, and that the CLIENT Services and CLIENT Content will comply with the requirements of this Agreement.

15.3        Notwithstanding anything herein to the contrary, IWave expressly disclaims, and CLIENT acknowledges and agrees, that IWAVE shall have no responsibility or any liability of any kind for:

15.3.1        Transmission errors in, corruption of or the security of CLIENT's Content carried over wire line or wireless telecommunication providers' facilities and networks including the Network Operators.

15.3.2        The acts or omissions of any Network Operator in connection with the IWave Services, CLIENT Content or CLIENT Services.

15.4        IWave covenants that the IWave Services shall be performed in conformity with the service objectives in this Agreement.

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

15.5        Notwithstanding anything else in this Agreement to the contrary, IWAVE's entire liability and CLIENT's sole and exclusive remedy for non-performance of the IWave Services shall be a refund or credit of any Monthly Service Fees (as set forth in an Addendum) for the period affected by such non-performance, and the termination of this Agreement as set forth in Section 3 of this Agreement.

15.6        Except for the express warranties set out in this Section 15, IWave disclaims any and all warranties concerning IWAVE Services, IWave technology, and/or platform, whether express or implied or statutory, including, without limitation, any implied warranty of merchantability, fitness for a particular purpose, title, non-infringement, quiet enjoyment, satisfactory quality, or accuracy. Without limiting the foregoing, IWAVE does not warrant that the IWave Services will be uninterrupted or error free, and IWAVE expressly disclaims:

15.6.1        Any liability for any special, incidental, indirect, punitive or consequential damages whatsoever, including, but not limited to, damages for: loss of profits or revenues, loss of confidential or other information, business interruption, personal injury, loss of privacy. corruption or loss of data, failures to transmit or receive data or any other pecuniary loss whatsoever arising out of or in any way related to the use of or inability to use the IWAVE Services or otherwise in connection with any provision of this Agreement;

15.6.2        Any liability resulting from any End-User or other mobile operator subscriber sending messages to an allocated number instead of another number or code, or vice versa; and

15.6.3        Any liability in respect of any CLIENT Content, or instructions supplied by CLIENT that are incorrect, inaccurate, illegible, out of sequence, or in the wrong form, or arising from their late arrival or non-arrival, or any other act or omission of CLIENT or any of its End-Users.

16.        INDEMNITY

16.1        Provided that IWave is not guilty of contributory negligence or fault, CLIENT, at its own expense, shall indemnify, defend, and hold harmless IWave, its Affiliates, and their respective employees, officers, directors, representatives and agents, from and against all losses, damages, liabilities, settlements, costs and expenses (including attorneys' and professionals' fees and other legal expenses) arising out of or related to any claim, demand, suit, action, or proceeding initiated by a Third Party arising out of or relating to:

16.1.1        Any breach by CLIENT of this Agreement;

16.1.2        A breach of any Third Party Intellectual Property Rights;

16.1.3        Any CLIENT Service, CLIENT Content or other materials or services provided by CLIENT or its Third Party Providers under this Agreement, or

16.1.4        An allegation that the IWAVE Services and/or CLIENT Content violates any law, regulation or code (collectively a "CLIENT Covered Claim").

16.2        IWAVE shall provide CLIENT with written notice of the CLIENT Covered Claim if IWAVE is made aware of any such claim, and IWAVE may, in its sole discretion, permit CLIENT to control the defence, settlement, adjustment or compromise of the CLIENT Covered Claim provided that CLIENT does not enter into any compromise or settlement negotiations on its own behalf or on behalf of IWAVE without IWAVE's prior written consent.

16.3        Notwithstanding the foregoing, IWAVE may, in its sole discretion employ separate legal counsel and participate in the defence of any CLIENT Covered Claim, and the CLIENT shall indemnify all reasonable costs incurred to IWAVE in such defence (such as reasonable attorney and third party fees and, to the extent permitted by law, fines and penalties etc.). CLIENT agrees to fully co-operate with IWAVE where required for the defence of any Client Covered Claim.

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

17.        FORCE MAJEURE

17.1        Either Party's performance of any part of this Agreement, other than payment obligations, shall be excused to the extent that it is hindered, delayed or otherwise made impractical by the acts or omissions of the other Party or any Network Operator, flood, fire, earthquake, strike, stoppage of work, or riot, failure or diminishment of power or of telecommunications or data networks or services not under the control of a Party, governmental or military acts or orders or restrictions, terrorist attack; or any other cause (whether similar or dissimilar to those listed) beyond the reasonable control of that Party and not caused by the negligence of the nonperforming Party (collectively referred to as "Force Majeure" below).

17.2        If any Force Majeure condition(s) occur(s), the nonperforming Party shall make reasonable efforts to notify the other Party of the nature of any such condition and the extent of the delay, and shall make reasonable, good faith efforts to resume performance as soon as possible.

18.        ASSIGNMENT

This Agreement is personal to the Parties hereto and shall not be assigned or transferred by either Party without the prior written consent of the other Party. However, either Party may assign this Agreement without consent to any affiliated entity or successor whether by merger, reorganization, or transfer of all or substantially all of its assets or otherwise; provided that the assigning party notifies the other Party of such assignment in writing and that the affiliated entity or successor affectively agrees to be bound by or assume the obligations imposed on the other Party under this Agreement.

19.        ENTIRE AGREEMENT

This Agreement constitutes the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior and contemporaneous agreements, representations and understandings between the Parties regarding the subject matter hereof.

20.        WAIVERS

No waiver of any provision of this Agreement by either Party shall be effective unless made in writing and signed by both parties. The waiver of either Party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

21.        INVALIDITY

In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force. Further, if any provision of this Agreement, for any reason, is determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision shall be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the Parties as ex pressed in this Agreement.

22.        RELATIONSHIP OF THE PARTIES

The relationship of the Parties established by this Agreement is that of independent contractors, and this Agreement does not create an agency, employment, partnership or joint venture relationship between the Parties. Each Party acknowledges and agrees that the business relationship and activities contemplated by this Agreement are nonexclusive and that nothing in this Agreement prohibits either Party from participating with Third Parties in similar business arrangements as those described herein.

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

23.        OTHER

23.1        This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The Parties to this Agreement do not intend that any terms of this Agreement should be enforceable by any person or entity who or which is not a party to this Agreement.

23.2        For purposes of its obligations under this Agreement the acts or omissions of CLIENT's employees, agents, representatives, contractors, subcontractors, Third Party Providers, or Affiliates (and their employees, agents, representatives, contractors. or subcontractors) shall also be deemed to be the acts or omissions of CLIENT

24.        SCHEDULES AND ADDENDA

The following schedules and addenda are attached hereto and made part of this Agreement:

Schedule 1 - Fees

Schedule 2 - Contacts

Schedule 3 - SMS Service Description

_____________________________________________________________________________________________

WITNESS WHEREAS

the Parties have their duly authorised representatives signed this Agreement on the day and year set below:

Commencement Date: 1st of August 2013.
For and on behalf of:	For and on behalf of:
IWave	TelUPay (Philippines), Inc.
/s/ Cezar P. Gaon	/s/ Rosarito D. Carrillo
______________________________ Signature	______________________________ Signature
Cezar P. Gaon	Rosarito D. Carrillo
______________________________ Print Name	______________________________ Print Name
______________________________ Title	______________________________ Title

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

SCHEDULE 1

Fees

PRICING AND TERMS

The currency used for any operations governed by this Agreement is PHP.

Agreed pricing is displayed below:

The PARTIES agree to have the price fixed per destination for initial 12 months from the date of the agreement to:

Country	PRICE
Philippines	PHP 0.53
Malaysia	PHP 1.23
Indonesia	PHP 0.83

In accordance with Section 4 of this Agreement, the price per each Chargeable Event other than stated above will be communicated to the CLIENT via e-mail in a coverage list Unless a fixed price has been expressly agreed, IWAVE is entitled to change agreed rates by email to the Client Changes shall apply immediately unless it is specified different on the rate list

The payment model is post-paid. IWave shall issue an invoice based on traffic details from transaction logs to CLIENT on a monthly basis. Invoices shall be issued on the first day of every month for the previous month.

Payment must be made within thirty (30) working days from the date the invoice was issued.

IWAVE is in every instance entitled to pass on price increases arising from an obligation pursuant to legislation and regulations, from an increase in the purchase price of messages or from rates changes effected by Network Operators. IWAVE shall make reasonable efforts to notify the CLIENT in advance of such price change. In the event that the CLIENT does not agree with the proposed changes, this Agreement can be terminated in accordance with Section 3 of the Agreement Notwithstanding the foregoing, the CLIENT has to pay all due charges to IWAVE including the late payment charge (if applicable) as provided in Clause 4.5 of this Agreement

_____________________________________________________________________________________________

WITNESS WHEREAS

the Parties have their duly authorised representatives signed this Agreement on the day and year set below:

Commencement Date: 1st of August 2013.
For and on behalf of:	For and on behalf of:
IWave	TelUPay (Philippines), Inc.
/s/ Cezar P. Gaon	/s/ Rosarito D. Carrillo
______________________________ Signature	______________________________ Signature
Cezar P. Gaon	Rosarito D. Carrillo
______________________________ Print Name	______________________________ Print Name
______________________________ Title	______________________________ Title

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

SCHEDULE 2

Contacts
-	CLIENT	IWave
Authorized Person:	Mr. Marlon Portugal	Mr. Cezar P. Gaon / Mr. Miro Blazevic
Position:	Business Development Group	President & COO / VP Enterprise
Company Name:	TelUPay (Philippines) Inc.	IWave Inc. / Infobip Asia Pacific Sdn. Bhd.
Company Address:	6th Floor King's Court 2 Bldg., 2129 Chino Roces Ave. Makati City, Philippines, 1230	Philippine AXA Life Centre, 1286 Sen. Gil J. Puyat Avenue, 1200 Makati City, Philippines
Email administration:	marlon.portugal@telupay.com, info@telupay.com	sonny.geon@iwave.com.ph / miro.blazevic@.com
Phone administration:	+63 2 659 7595 / +63 917 853 5416	+63 917 817 6969 / +60 19 332 7314
Email tech support:	glenn.losentes@telupay.com	support@infobip.com
Phone tech support:	+63 917 717 0708	+44 (20) 3286 4235

_____________________________________________________________________________________________

WITNESS WHEREAS

the Parties have their duly authorised representatives signed this Agreement on the day and year set below:

Commencement Date: 1st of August 2013.
For and on behalf of:	For and on behalf of:
IWave	TelUPay (Philippines), Inc.
/s/ Cezar P. Gaon	/s/ Rosarito D. Carrillo
______________________________ Signature	______________________________ Signature
Cezar P. Gaon	Rosarito D. Carrillo
______________________________ Print Name	______________________________ Print Name
______________________________ Title	______________________________ Title

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

SCHEDULE 3

SMS Service Description

1.        IWave Services (as defined in the Agreement) features a solution that will enable CLIENT to deliver mobile terminated SMS to multiple mobile networks worldwide through the Platform.

2.        IWAVE Services include:

a)        Connectivity between CLIENT's information system and the Platform;

b)        Configuration of the Platform to receive SMS traffic generated by CLIENT and the handling and routing of such SMS traffic to available Network Operators;

c)        Billing of such SMS traffic processed by IWAVE; and

d)        Technical support.

3.        In the provision of the IWAVE Services, and in addition to the provisions set forth under the Agreement, IWAVE shall:

a)        Ensure that connectivity between CLIENT's information system and the Platform is tested and operational;

b)        Route SMS traffic generated by CLIENT to available Network Operators;

c)        Invoice CLIENT for all IWAVE Charges (as defined in the Agreement ) relative to the provision of the IWave;

d)        Manage all contractual relationships with Network Operators to ensure the operability of the IWAVE Services; and

e)        Provide technical support 24 hours x 7 days x 365 days per year.

4.        Without prejudice to the obligations of the CLIENT (Section 5 of the Agreement),CLIENT further undertakes to:

a)        Provide all the configuration information through the proper completion of all technical forms provided by IWave;

b)        Ensure that its own information systems are properly configured to route SMS traffic to the Platform;

c)        Create and maintain at its own expense a database of End-Users receiving each SMS message processed by IWAVE;

d)        Ensure under no circumstances to send Unsolicited SMS (SPAM) as defined in the Agreement to the messaging Platform;

e)        Announce a larger volume of traffic a few days in advance; and

f)        Fulfil all its payment obligations as set out in the Agreement.

IWAVE 1 Confidential I Dated: 1st of August 2013
MESSAGING SERVICES AGREEMENT IWave, Inc. I TelUPay (Philippines) Inc.

_____________________________________________________________________________________________

WITNESS WHEREAS

the Parties have their duly authorised representatives signed this Agreement on the day and year set below:

Commencement Date: 1st of August 2013.

For and on behalf of:	For and on behalf of:
IWave	TelUPay (Philippines), Inc.
/s/ Cezar P. Gaon	/s/ Rosarito D. Carrillo
______________________________ Signature	______________________________ Signature
Cezar P. Gaon	Rosarito D. Carrillo
______________________________ Print Name	______________________________ Print Name
______________________________ Title	______________________________ Title

SUBSCRIBED AND SWORN TO BEFORE ME THIS DAY OF SEP 12, 2013 IN THE CITY OF MAKATI, PHILIPPINES. AFFIANT EXHIBITED TO ME HIS/HER VALID I.D. WITH NUMBER_______, ISSUED ON_________, ISSUED AT ______________.

Doc. No. 307
Page No. 43
Book No. 24
Series of 2013

ATTY. VIRGILIO R. BATALLA
NOTARY PUBLIC FOR MAKATI CITY
APPOINTMENT NO. M-35
UNTIL DECEMBER 31, 2014
ROLL OF ATTORNEY 48340
MOLE COMPLIANCE NO. III-21854
NO. 706762 LIFETIME MEMBER
PTR NO. 366-4329 JAN 2, 2013
EXECUTIVE BLDG. CENTER
MAKATI AVE., COR JUPITER ST